Exhibit 10(40)

               CONFIRMATION FOR U.S. DOLLAR RATE SWAP TRANSACTION
                      UNDER EXISTING 1992 MASTER AGREEMENT




To:        Promus Hotels, Inc.
Attn:      Carol Champion
Fax:       (901) 762-4060

From:      NationsBank, N.A.
           Jeff McNeill/Sean Doyle

Date:      December 6, 1995

Our Reference # am291790

At your request we have amended the Transaction (reference number 291790) dated January 24, 1995 with an original Notional Amount of USD 50,000,000 and a Fixed Rate of 7.8625%. Pursuant to the terms hereof, we have reduced the Notional Amount of the original transaction from USD 50,000,000 to USD 25,000,000 in consideration of entering into the Swap Transaction (reference number 434460) and the Swap Transaction (reference number 434450) dated December 5, 1995, as such terms and provisions are defined therein. The parties agree hereto as follows:

The purpose of this letter is to amend and restate the terms and conditions of the Rate Swap Transaction entered into between Embassy Suites, Inc., (which was transferred to Promus Hotels, Inc. on June 30, 1995) and NationsBank, N.A. (formerly known as NationsBank, N.A. (Carolinas)) on the original trade date of January 24, 1995 (See Attached Exhibit I). All previously stated terms will remain the same except as expressly modified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 30JUN95, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The terms of this Swap Rate Transaction have been amended to reflect the following:

The Currency/Notional Amount will be amended to USD 25,000,000, commencing December 15, 1995 to and including the Termination Date.


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Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either (i) returning via telecopier an executed copy of this Confirmation to the attention of Marge Szymczak, (Fax No. (312) 234-3160 Telephone No. (312) 234-2934), or
(ii) sending a telex to Marge Szymczak (telex no. 4330469, answerback: CRT CGO) substantially to the following effect: "We acknowledge receipt of your fax dated December 6, 1995 with respect to an amended Swap Rate Transaction between Embassy Suites Inc. and NationsBank, N.A. and confirm that such fax correctly sets forth the terms of our agreement relating to the Amended Swap Transaction described therein."

NATIONSBANK, N.A.                           PROMUS HOTELS, INC.

By:_________________________                By:_________________________
     Nick Kolick, Vice President               Authorized Signatory
     Authorized Signatory